Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-57237, 333-94789, and 333-108883), pertaining to the Lear Corporation Salaried Retirement Savings Plan of our report dated June 7, 2005, with respect to the financial statements and schedules of the Lear Corporation Salaried Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan
June 24, 2005

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-16415, 333-94787, and 333-108882), pertaining to the Lear Corporation Hourly Retirement Savings Plan of our report dated June 7, 2005, with respect to the financial statements and schedule of the Lear Corporation Hourly 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan
June 24, 2005

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-62647), pertaining to the Lear Corporation Hourly 401(k) Savings Plan of our report dated June 7, 2005, with respect to the financial statements and schedules of the Lear Corporation Hourly Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan
June 24, 2005